QuickLinks -- Click here to rapidly navigate through this document

PRACTICEWORKS, INC.

WARRANT AGREEMENT
FOR
FINOVA CAPITAL CORPORATION

        The securities represented by this certificate and issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel reasonably satisfactory to the Company that such transaction does not require registration of any such securities.

VOID AFTER 5:00 P.M. ATLANTA TIME, ON JULY 17, 2006.
WARRANT TO PURCHASE SHARES OF COMMON STOCK

Original Issue Date: July 18, 2001

        FOR VALUE RECEIVED, PracticeWorks, Inc., a Delaware corporation (the "Company"), hereby certifies that FINOVA Capital Corporation (the "Initial Holder" and, together with its successors and assigns, the "Holders") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time, or, from time to time, during the period commencing on July 18, 2001, and expiring at 5:00 p.m. Atlanta time, on July 17, 2006 (the "Expiration Date"), up to one hundred thousand (100,000) fully paid and non-assessable shares of Common Stock (as defined herein) at a price of $8.80 per share (the "Exercise Price").

        The term "Common Stock" means the Common Stock, par value $0.01 per share, of the Company as constituted on the date hereof (the "Base Date"), together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted, from time to time, as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted, from time to time, are hereinafter referred to as "Warrant Shares" or "Warrant Stock."

        The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a Warrant of like tenor and date. Any such Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

        The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1.    Exercise of Warrant.

          A.    Subject to the limitations set forth in Sections 9, 10 and 11 hereof, this Warrant may be exercised in whole or in part at any time, or, from time to time, on any day during the period commencing on July 18, 2001, and expiring 5:00 p.m. Atlanta time on the Expiration Date or, if such day is a day on which banking institutions in Atlanta, Georgia are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. The foregoing notwithstanding, in connection solely with any exercise of this Warrant by the Holder, whether in whole or in part (unless such exercise is in connection with a Change of Control and otherwise only to the extent such exercise occurs on or before March 4, 2003), the Holder shall present the Company at its principal office with the Warrant Exercise Form attached hereto duly executed in connection with such exercise and, upon such presentation in connection with such exercise, the Company shall have a period (each, a "Redemption Election Period") of five (5) Business Days to notify the Holder of the Company's election to exercise a Redemption Option under Section 1A hereof (each, a "Redemption Notice"). If the Company fails to so deliver a Redemption Notice during the respective Redemption Election Period, or otherwise elects not to exercise a Redemption Option, the Holder then shall present and surrender this Warrant, within a reasonable time after the expiration of the respective Redemption Election Period or receipt of notice by the Company of the Company's election not to so exercise a Redemption Option, to the Company at its principal office accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney; it being agreed and understood that, in the event the Company shall have failed to so timely notify the Holder of the Company's election to exercise a Redemption Option during the respective Redemption Election Period, or otherwise shall have elected not to exercise a Redemption Option, the record date of such exercise shall be deemed to be the date the Holder presented to the Company the Warrant Exercise Form in accordance with this paragraph and the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise as of such record date, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

          B.    In addition to the method of payment set forth in paragraph A. above and in lieu of a cash payment required thereunder, the Holder shall have the right to exercise the Warrants in full or in part by surrendering this Warrant in the manner specified in paragraph A. above in exchange for the number of shares of Warrant Stock equal to the product of (x) the number of shares as to which the Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the fair market value (as defined in Section 3 below) of the Common Stock less the Exercise Price, and the denominator of which is such fair market value.

          C.    If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

        Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise in accordance with the terms of Sections 8 and 9 hereof, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

        The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

1A.  Redemption Options.

          A. At any time during the relevant Redemption Election Period, the Company shall have the right to redeem (each, a "Redemption") this Warrant in part (or, if such Redemption Election Period relates to an exercise of this Warrant by the Holder in whole, in whole) on the terms and conditions set forth in this Section 1A by giving a Redemption Notice to the Holder in accordance with Section 1 hereof (and delivery of such Redemption Notice hereunder shall be deemed to be an exercise of a Redemption). The respective Redemption Notice shall state the time and place at which the Company shall redeem this Warrant (in whole or in part, in accordance with the foregoing) (which shall in no event be later than five (5) days following delivery of the respective Redemption Notice) (each, a "Redemption Closing").

          B.    Upon delivery of the respective Redemption Notice (the date of such delivery also being the respective "Delivery Date"), the Company and the Holder shall promptly (and in any event within 3 days after the delivery of the respective Redemption Notice) meet for the purpose of determining the respective Redemption Price as of the date of delivery of the relevant Warrant Exercise Form. At the respective Redemption Closing, the Company shall be obligated to purchase this Warrant in part (according to the number of shares subject to the Warrant Exercise Form), the Holder shall deliver to the Company this Warrant and the Company shall deliver to the Holder (i) the product of (x) the respective Redemption Price (subject to adjustment pursuant to the next sentence) multiplied by (y) the number of shares of Warrant Stock set forth in the Warrant Exercise Form, by cashier's or certified check payable to the Holder or by wire transfer of immediately available funds to an account designated by the Holder, and (ii) a replacement Warrant executed by the Company evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. The Holder may deliver to the Company a portion of this Warrant (rather than shares of Warrant Stock) in satisfaction of its obligations hereunder, in which event the respective Redemption Price shall be reduced by the aggregate respective Exercise Price. In the event that the Company is unable or fails for any reason to consummate any Redemption for cash on the terms and within the time periods set forth herein, the Company's respective Redemption rights under this Section 1A shall automatically terminate.

    For purposes hereof, the following terms have the following meanings:

            "Change of Control" means (i) the acquisition by any person or entity of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition, transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors; or (ii) any consolidation or merger of the Company with or into any other entity, any merger of another entity into the Company, or any conveyance, sale, transfer, or lease of all or substantially all of the assets of the Company, other than any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, and (y) pursuant to which the holders of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction.

            "Redemption Price" means as to the Common Stock, the average of the closing prices of the Company's common stock sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose, The Nasdaq Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Redemption Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading.

2.    Reservation of Shares.

        The Company will at all times reserve and keep available for issuance and delivery, out of its authorized, but unissued Common Stock (or other shares of capital stock of the Company and other securities), upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities), from time to time, receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, non-assessable and free of all preemptive rights.

3.    Fractional Shares.

        No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

        For purposes of this Section 3 the fair market value of a share of Common Stock shall be determined as follows:

          A.    If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day or if no such sale is reported, the average closing bid and asked prices for such day on such exchange system; or

          B.    If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          C.    If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as of the date of exercise, determined in good faith by the Board of Directors of the Company. The Company shall provide the Holder prompt notice of any such determination, which shall specify the basis for such valuation in detail reasonably acceptable to the Holder. If the Holder objects to any such valuation by the Board of Directors of the Company, the Holder shall notify the Company of such objection within twenty (20) days of notice thereof. Thereafter, the

  Holder and the Company shall use their commercially reasonable efforts to determine the current market value. If such parties are unable to reach agreement within twenty (20) business days of the notice of objection by the Holder, then either the Company or the Holder may give notice to the other party that it is retaining a separate independent investment banking firm to determine the current market value. Within ten (10) business days of such notice, the other party also may retain a separate investment banking firm. If each of the parties retains an investment banking firm pursuant to this Section, the two firms selected by the parties shall jointly act to determine the current market value and shall deliver their opinion in writing to the Company and the Holder. If such firms cannot jointly make such determination within thirty (30) calendar days, then, unless otherwise directed by agreement of the Company and the Holder, such firms shall choose another independent investment banking firm, which firm shall make such determination and render such opinion. Each party shall bear the fees and expenses of any investment banking firms retained by such party pursuant to this Warrant, with the parties splitting the fees and expenses of a third investment banking firm, if necessary.

4.    Exchange, Transfer, Assignment or Loss of Warrant.

        Subject to the provisions of Section 7 hereof, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

        Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

        This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which Warrants are to be issued and signed by the Holder hereof.

5.    Rights of the Holder.

        The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6.    Anti-dilution Provisions.

          A.    If the Company shall at any time:

              (i)  subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split up thereof; or

            (ii)  declare a stock dividend or distribute shares of Common Stock or any other capital stock of the Company or any wholly-owned subsidiary of the Company to its stockholders; or

            (iii)  engage in any other transaction in which the holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock;

            then, the number of shares of Common Stock subject to this Warrant immediately prior to any such event (each, an "Organic Change") shall be proportionately increased or decreased, as appropriate, to ensure that the Holder of this Warrant thereafter will have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable or receivable upon the exercise of this Warrant as of the date of such Organic Change. To the extent that an Organic Change involves the issuance of securities or assets of an entity other than the Company, then prior to the consummation of such Organic Change, the Company will secure from such other entity issuing the securities or providing the assets in such Organic Change, a written agreement, in form and substance reasonably satisfactory to the Holder of this Warrant, to deliver to the Holder of this Warrant such additional warrants or other securities of such entity in the manner contemplated by this provision.

            Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6.A. shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

            Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.A., the Exercise Price (and the exercise price of any warrants or other instruments issued by any other entity) shall be adjusted to the nearest cent such that the total exercise price for all such instruments including this Warrant shall equal the product of the Exercise Price immediately prior to such adjustment, multiplied by the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment.

          B.    The adjustments described in this Section 6., and the manner of their application, and any such adjustment may provide for the elimination or redemption of fractional share interest. The adjustments required under this Section 6. shall apply to only successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

7.    Notices of Record Date, Etc.

        In case:

          A.    The Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for any purpose; or

          B.    Of any recapitalization of the Company's Common Stock; or

          C.    Of any voluntary or involuntary dissolution, liquidation or winding up of the Company,

  then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be:

              (i)  The date on which a record is to be taken, the purpose for which the record date is being taken, the amount and character of the dividend, distribution or right, if any; or

            (ii)  The date on which such recapitalization, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such recapitalization.

        Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.

8.    Transfer to Comply with the Securities Act of 1933.

        This Warrant and any Common Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:

          A.    To a person who is a person to whom this Warrant or the Common Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; or

          B.    To any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

        In the case of either of the foregoing, the Company shall be under no obligation to transfer this Warrant or any of the Common Stock unless and until the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such transaction does not require registration of any such securities. Holder shall bear the cost of the preparation and review of such opinion.

9.    Restrictions on Exercise Imposed by Federal and State Securities Laws.

        The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the Securities Act or under the securities laws of any state. The Holder hereby represents to the Company that this Warrant is being acquired for investment purposes and not with a view to distribution thereof or of any of the Common Stock.

        The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable Federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise.

        The Company's sole obligation to any Holder upon exercise hereof shall be to use its best efforts to obtain exemptions from registration or qualification for the issuance of such securities under applicable state and federal securities laws, and the Holder further agrees that the issuance of such securities shall be deferred until such exemptions shall have been obtained; and it is further agreed that the Company shall have no other obligation or liability to the Holder for non-issuance of such securities except to return the Warrant surrendered and to refund to the Holder any consideration tendered in respect of the exercise price. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in any state in which such exercise would be unlawful.

        The restrictions imposed by this Section 9 upon the exercise of this Warrant shall cease and terminate as to any particular shares of Warrant Stock:

          A.    When such securities shall have been effectively registered under the Securities Act and all applicable state securities laws and disposed of in accordance with the registration statement covering such securities; or

          B.    When, in the opinion of counsel reasonably satisfactory to the Company such restrictions are no longer required in order to ensure compliance with the Securities Act or under any applicable state securities laws.

10.  Registration Rights.

          A.    Certain Definitions. As used in this Warrant, the following terms shall have the following respective meanings:

            1.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

            2.    "Person" shall mean any individual, partnership, corporation, trust or other entity.

            3.    "Public Offering" means the sale of Common Stock of the Company pursuant to a registration statement under the Securities Act.

            4.    The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            5.    "Registrable Securities" means:

              (a)  The shares of Common Stock of the Company issuable or issued upon conversion of the Warrants (the "Shares"); and

              (b)  Any other shares of the Company's Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Warrant are not assigned;

      provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been: (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(i) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

            6.    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

            7.    "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          B.    Demand Rights. At any time on or after March 31, 2002, the Initial Holder may notify the Company in writing (a "Demand Notice") that the Company file with the SEC a registration statement on Form S-3 registering all of the Registrable Securities for resale. Within thirty (30) days following a Demand Notice, the Company shall file with the SEC a registration statement on Form S-3 registering all of the Registrable Securities for resale. The Company shall promptly respond to any SEC comments on such registration statement and shall otherwise use its best efforts to cause such registration statement to be declared effective as soon as practicable.

          C.    Piggyback Rights

            1.    Notice of Registration. If at any time or, from time to time, the Company shall determine to register for its own account or the account of any stockholder of the Company any of the Company's common stock in a Public Offering (other than registrations on Forms S-4 or S-8 or any successor form), the Company will:

            (a)  Promptly but in no event later than thirty (30) days prior to the filing of the registration statement give to the Holders written notice thereof; and

            (b)  Include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, all the Registrable Securities (subject to the second paragraph under Section 10.C.2 below) specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

          2.    Underwriting. The right of any Holder to registration pursuant to this Section 10 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute his securities through such underwriting, such Holder shall (together with the Company and any other Holders and any other security holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

          Notwithstanding any other provision of this Section 10, if the managing underwriter in connection with such registration advises the Company (or the other shareholders participating therein) in writing that, in its good faith opinion, such offering would be adversely affected in a material manner by the inclusion therein of the total number of Registrable Securities, the Company shall so advise the Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 10, and the Company shall reduce the number of securities to be included in the registration and underwriting by reducing the number of Registrable Securities and other securities to be registered for resale by the Holders and all other holders other than Crescent International Ltd., an entity organized and existing under laws of Bermuda, and Ceramco, Inc., a Delaware corporation, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and any other security holders at the time of filing the registration statement.

          If a Holder disapproves of the terms of any such underwriting, such Holder's sole remedy shall be to withdraw therefrom by written notice to the Company and the managing underwriter. Such Holder shall be deemed to have withdrawn if such Holder fails to execute underwriting documents requested by the managing underwriter within the time period requested for execution of such documents.

          3.    Lock-up of Unregistered Shares. If a Holder elects to participate in a registration statement filed by the Company with respect to an underwritten public offering and fifty percent (50%) or more of the Registrable Shares that it has requested to be included in such registration statements (in the aggregate) are included in such registration statements, taken as a whole, then such Holder will not, directly or indirectly, sell, make a short sale of, grant an option for the purchase of, or otherwise dispose of any Registrable Securities not included in the registration without the prior written consent of the Company or the underwriters for such period of time (the "Lock-up Period") following the effectiveness of the registration (not to exceed the Maximum Lock-up Period) as may be requested by the Company and the managing underwriter. As used herein, the term "Maximum Lock-up Period" means 180 days. The foregoing restriction is conditioned upon the Company and each of the selling shareholders included in the registration statement being subject to the same Lock-up Period.

          4.    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

          5.    Termination of Piggyback Rights. The rights of any Holder to receive notice and to participate in a registration pursuant to the terms of Section 10 shall terminate at the earliest to occur of:

            (a)  The date of sale by such Holder of all remaining such securities held by such Holder; or

            (b)  The termination of this Warrant.

        D. Obligations of Company. Whenever the Company is required by the provisions of this Warrant to effect the registration of the Registrable Securities, the Company shall:

          1.    Use its best efforts to cause such registration statement to become effective and to remain effective until the earlier of (a) the sale of the Registrable Securities so registered or (b) (i) with respect to the registration statement contemplated by Section 10.B. or clause (b) in the first sentence of Section 10.C.3., the second anniversary of the date hereof, or (ii) with respect to any other registration statement, ninety (90) days subsequent to the effective date of such registration;

          2.    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of such registration statement;

          3.    Furnish to any Holder participating in the registration such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirement of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current;

          4.    If necessary, register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Holders participating in the registration shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of the registration statement, and take any and all other actions either necessary or advisable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition;

          5.    Take all such other actions either necessary or desirable to permit the Registrable Securities held by such Holder to be registered and disposed of in accordance with the method of disposition described herein;

          6.    Promptly notify Holders, at any time when a prospectus relating to the Shares being distributed is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare, file with the SEC and furnish to Holders a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          7.    Use its best efforts to furnish, at the request of Holders or any underwriter of any distribution of the Shares, an opinion of legal counsel to the Company, covering such matters as are typically covered by opinions of issuer's counsel in similar offerings under the Securities Act; and

          8.    Use its best efforts to cause all of the Shares as to which Holders shall have requested registration to be listed on any recognized securities exchange, on which the Company's Common Stock is then listed and to maintain the currency and effectiveness of any such listings.

        E.    Expenses of Registration. The Company shall pay all of the reasonable out-of-pocket expenses incurred in connection with any registration statements that are initiated pursuant to this Warrant, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company's outside counsel and independent accountants including expenses incurred in connection with any special audits incidental to or required by such registration.

          Any underwriting discounts, fees and disbursements of counsel to a Holder, selling commissions, and stock transfer taxes applicable to the Registrable Securities registered on behalf of a Holder shall be borne by the Holder of the Registrable Securities included in such registration.

        F.    Indemnification.

          1.    The Company. The Company will indemnify Holders, each officer or director thereof, and each person controlling one or more Holders within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Warrant, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance.

          The Company will reimburse Holders and each person controlling one (1) or more Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by one or more Holders or controlling persons or underwriters seeking indemnification.

          2.    Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the "Indemnifying Holder"), indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including without limitation, any legal or other expenses reasonably incurred in connection with the investigations or defense thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder, provided that the liability of each Holder shall be limited to the dollar amount of the net proceeds of the Registrable Securities actually sold by such Holder pursuant to the registration statement.

          3.    Defense of Claims. Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense: provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; and

          provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action.

          No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent.

        G.    Rule 144 and Rule 144A Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          1.    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          2.    File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          3.    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

          4.    If the Company is no longer subject to Section 13 or 15(d) of the Exchange Act, to provide to each Holder or any prospective purchaser of such Holder's Warrant or Warrant Shares, to the extent available, the information required to be delivered under Paragraph (d)(4) of Rule 144A ("Rule 144A") (or any similar rule then in effect) promulgated by the SEC under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as a Holder may reasonably request, all to the extent required from time to time, to enable such Holder to sell its Warrants or Warrant Shares without registration under the Securities Act pursuant to Rule 144A.

          5.    This Warrant has been acquired by the Holder as a result of the pro rata distribution by the Company of all the issued and outstanding shares of the Common Stock to the Company's stockholders (the "Distribution"), all as described in the Company's registration statement filed with the SEC (Registration No. 333-53792). In connection with the Distribution, InfoCure caused the Company to issue this Warrant to the Holders pursuant to Section 6 of the Warrant Agreement dated October 23, 1998 among InfoCure and the Holders (the "Original Warrant"). The Company and the Holders acknowledge that, for purposes of Rule 144 promulgated under the Securities Act, this Warrant shall be deemed to have been acquired at the same time as the Original Warrant. The Company and the Holders acknowledge that this position is based upon interpretations of Rule 144(d)(3)(i) issued by the Staff of the SEC, which are subject to change.

        H.    Termination of Rights. Upon termination of this Warrant, no party shall have any further obligation or liability hereunder except that the provisions of Section 10 shall survive the termination of this Warrant.

11.  Substitution of Form of Warrant.

        In order to facilitate the administration and orderly transfer of this and other Warrants issued by the Company, the Company shall have the right, but not the obligation, upon notice to Holder, to require Holder to surrender this Warrant to the Company in exchange for a substituted form of Warrant containing substantially similar terms and conditions, but providing for, among other things, administration by an independent Warrant Agent.

12.  Legend.

        Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend, as well as any other legends necessary to comply with applicable state and federal laws for the issuance of such shares:

  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws. These securities may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel reasonably satisfactory to the Company that such transaction does not require registration of any such securities.

13.  Notices.

        All notices required hereunder shall be in writing and shall be deemed given when delivered personally, one day after being sent to the recipient by reputable overnight courier service, or the day of transmission if sent by telecopy with a copy by reputable overnight courier service for delivery the next day, in each case, to (i) the Holder at its last known address and telecopy number as set forth on the records of the Company, or (ii) the Company at its principal office at 1765 The Exchange, Suite 200, Atlanta, Georgia 30339, attention: Richard E. Perlman, telecopy number: (770) 857-1300, or at such other address of which the Company or Holder has been advised by notice hereunder.

14.  Shareholder Information.

        For so long as any portion of this Warrant remains unexercised, the Company shall deliver to the Holder such reports, financial statements and other materials that the Company delivers to its shareholders generally. Such reports, financial statements and other materials shall be sent for delivery at the same time such materials are sent to the Company's stockholders.

15.  Applicable Law.

        The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

PRACTICEWORKS, INC.:
By:	/s/ JAMES A. COCHRAN, CFO Its duly authorized officer
Address: 1765 The Exchange Suite 200 Atlanta, Georgia 30339

WARRANT EXERCISE FORM

        The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing             (    ) shares of Common Stock of PracticeWorks, Inc., a Delaware corporation (the "Company"), and hereby makes payment of $                        in payment therefor. By delivery of this Warrant Exercise Form, the Warrant holder agrees to provide such additional information, warranties, representations, documentation, certificates, and legal opinions as may reasonably be requested by the Company or its counsel to assure compliance with applicable laws and the terms of the Warrant and any other agreement between the Company and the undersigned.

Signature of Warrant Holder
Signature, if jointly held
Date
Tax ID #:
INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)
Name: _______________________________
(Please typewrite or print in block letters)
Address: ______________________________________________________________________

Social Security or Taxpayer Identification Number: _______________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto:

NAME (PLEASE TYPEWRITE OR PRINT IN BLOCK LETTERS)

Address: ______________________________________________________________________

the right to purchase Common Stock of PracticeWorks, Inc., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.
DATED: _________________________
_______________________________________________________________________ Signature
_______________________________________________________________________ Signature, if jointly held

QuickLinks

PRACTICEWORKS, INC. WARRANT AGREEMENT FOR FINOVA CAPITAL CORPORATION
VOID AFTER 5:00 P.M. ATLANTA TIME, ON JULY 17, 2006. WARRANT TO PURCHASE SHARES OF COMMON STOCK